Exhibit 10.1

ASSIGNMENT AGREEMENT

THIS ASSIGNMENT AGREEMENT (the “Agreement”) is made effective as of the 12th day of March, 2010, by and among James M. Askew, John B. Connally III, Rodeo Resources, L.P., and Ernest B. Miller IV (collectively the “Assignors”) and Gulf United Energy, Inc., a Nevada corporation (the “Assignee”).

WHEREAS, Assignors desire to assign to the Assignee all of the Assignors’ right, title, and interest in and to that certain participation agreement attached hereto as Exhibit A (“Peru Agreement”); and

WHEREAS, Assignors desire to assign to the Assignee all of the Assignors’ right, title, and interest in and to those additional interests set forth in Exhibit B (“Additional Interests”);

WHEREAS, the Assignee wishes to assume all of the Assignors’ right, title, and interest in and to the Peru Agreement and the Additional Interests, based on the terms and conditions set out herein.

NOW THEREFORE, in consideration of the premises and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged by each of the parties hereto, the parties hereto agree as follows:

1.
Assignment.  Subject to and in accordance with the terms and conditions set forth in this Agreement, the Assignor hereby grants, sells, assigns, and conveys to the Assignee all of the Assignor’s right, title and interest in and to the Peru Agreement and the Additional Interests, including (i) any estates and rights to be created by the Peru Agreement and the Additional Interests, subject to any other existing royalties, overriding royalties, production payments or other similar interests and (ii) all of Assignors’ rights in and to the obligations arising from the Peru Agreement, the Additional Interests and the agreements arising therefrom, including, but not limited to, joint operating agreements, unitization agreements, pooling agreements, farmout agreements, drilling agreements, exploration agreements, oil or gas product purchase and sale contracts, gas processing or transportation agreements, leases, permits, rights-of-way, easements, licenses, options, orders and decisions of applicable government regulatory authorities.

2.
Consideration and Expenses.  In consideration for the assignment of the Peru Agreement Assignee shall pay to the Assignors $600,000, to be paid to Assignors through the issuance of 60,000,000 shares of Assignee’s restricted common stock, valued at $0.01 per share, 20,000,000 of which will be issued within three days after Assignee’s amendment to its articles of incorporation to increase its authorized shares of common stock becomes effective.  Assignee shall also reimburse Assignors for all reasonable legal expenses incurred by Assignors in connection with the Peru Agreement, the Additional Interests, and this Agreement.

3.
Reservation of Royalty Interest.  Notwithstanding anything herein to the contrary, Assignors hereby reserve for themselves an overriding royalty interest equal to 2% of all oil, gas and other minerals produced and saved for the benefit of Assignee on the lands described in the Peru Agreement or underlying the Additional Interests (collectively the “Royalty”).  The Royalty is subject only to the deduction of the same expenses that can be deducted from royalty to be paid under any applicable leases and is subject to payment of the same expenses required to be paid by any person receiving payment of royalty under the terms of the applicable leases.

4.	Representations of Assignors. Assignors hereby represent and covenant, jointly and severally, that:

a.
Assignors each have all requisite authority to execute and deliver this Agreement and any other document contemplated by this Agreement and to perform their obligations hereunder and to consummate the transactions contemplated hereby;

b.
neither of the execution, delivery and performance of this Agreement, nor the consummation of the Assignment will conflict with, result in a violation of, cause a default under (with or without notice, lapse of time or both) or give rise to a right of termination, amendment, cancellation or acceleration of any material obligation contained in or the loss of any material benefit under, or result in the creation of any material lien, claim, security interest, charge or encumbrance upon the Peru Agreement or the Additional Interests;

c.
Assignors’ interest in and to the Peru Agreement and Additional Interests are free and clear of all liens, encumbrances, obligations or defects which are of record prior to the date of this Agreement.  As reasonably requested by the Assignee, the Assignors agree to execute and deliver such other assignments, bills of sale and other documents which are appropriate to consummate the transactions contemplated hereby.

d.
to the actual knowledge of each Assignor, there are no claims, actions, suits or proceedings pending or threatened against such Assignor which, if determined adversely to any Assignor, would have a material adverse affect on the Peru Agreement or the Additional Interests that would materially and adversely affect the Assignor’s ability to perform its obligations under this Agreement;

e.
Assignors understand that the shares to be issued to Assignors hereunder have not been, and may not be, registered under the Securities Act of 1933, as amended (the “Securities Act”) by reason of a specific exemption from the registration provisions of the Securities Act, the availability of which depends upon, among other things, the bona fide nature of the investment intent and the accuracy of Assignors’ representations as expressed herein or otherwise made pursuant hereto;

f.
the Assignors are acquiring the Company’s capital stock hereunder for their own investment for their own account, not as nominees or agents, and not with the view to, or for resale in connection with, any distribution thereof, and each of the Assignors have no present intention of selling, granting any participation in, or otherwise distributing the same (other than as bona fide gifts);

g.
each of the Assignors each have substantial experience in evaluating and investing in securities of companies similar to the Company and acknowledge that they can protect its own interests. Assignors each have such knowledge and experience in financial and business matters so they are capable of evaluating the merits and risks of its investment in the Company.  Assignors understand and acknowledge that the Company has a limited financial and operating history and that an investment in the Company is highly speculative and involves substantial risks.  Each of the Assignors can each bear the economic risk of their investment and are able, without impairing the Company’s financial condition, to hold the shares to be issued hereunder for an indefinite period of time and to suffer a complete loss of their investments. Each of the Assignors are “accredited investors” within the meaning of Regulation D, Rule 501(a), promulgated by the Securities and Exchange Commission under the Securities Act;

h.
Assignors have each had an opportunity to receive all information related to the Company requested by them and to ask questions of and receive answers from the Company regarding the Company, and its business.  Assignors have each reviewed the Company’s periodic reports on file with Securities and Exchange Act filings;

i.
Assignors each understand that there is a limited trading market for the shares issued hereunder and that an active market may not develop for the shares.  Assignors each understand that even if an active market develops for the shares, Rule 144 promulgated under the Securities Act requires for non-affiliates (“Rule 144”), among other conditions, a six-month holding period commencing as of the date that the Company executes this Agreement.  Assignors each understand and hereby acknowledge that the Company is under no obligation to register any of the shares under the Securities Act or any state securities or “blue sky” laws;

j.
Each of the Assignors understand and agree that the certificates evidencing the shares to be issued hereunder, or any other securities issued in respect of such capital stock upon any stock split, stock dividend, recapitalization, merger, consolidation or similar event, shall bear the following legend (in addition to any legend required under applicable state securities laws):

“THE SECURITIES REPRESENTED HEREBY MAY NOT BE TRANSFERRED UNLESS (I) SUCH SECURITIES HAVE BEEN REGISTERED FOR SALE PURSUANT TO THE SECURITIES ACT OF 1933, AS AMENDED, (II) SUCH SECURITIES MAY BE SOLD PURSUANT TO RULE 144, OR (III) THE COMPANY HAS RECEIVED AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO IT THAT SUCH TRANSFER MAY LAWFULLY BE MADE WITHOUT REGISTRATION UNDER THE SECURITIES ACT OF 1933 OR QUALIFICATION UNDER APPLICABLE STATE SECURITIES LAWS.  NOTWITHSTANDING THE FOREGOING, THE SECURITIES MAY BE PLEDGED IN CONNECTION WITH A BONA FIDE MARGIN ACCOUNT SECURED BY THE SECURITIES.”

5.	Representations of Assignee. The Assignee hereby represents and covenants that:

a.	the Assignee is a corporation duly organized, validly existing and in good standing under the laws of the State of Nevada; and

b.
the Assignee has all requisite corporate power and authority to execute and deliver this Agreement and any other document contemplated by this Agreement to be signed by the Assignee and to perform its obligations hereunder and to consummate the transactions contemplated hereby;

c.
Assignee acknowledges and understands that the Assignors have spent significant time and money in actively locating and negotiating the agreements relating to the Peru Agreement and the Additional Interests, and further acknowledges that the consideration to be paid to Assignors as set forth herein is fair and reasonable.

6.
Entire Agreement. This Agreement constitutes the entire agreement between the parties in respect of the assignments contemplated hereby and there are no warranties, representations, terms, conditions, or collateral agreements expressed or implied, statutory or otherwise, other then expressly set forth in this Agreement. This Agreement expressly supersedes and replaces any and all prior understandings or agreements between the parties with respect to the subject matter of this Agreement.

7.
All Further Acts. Each of the parties hereto will do any and all such acts and will execute any and all such documents as may reasonably be necessary from time to time to give full force and effect to the provisions and intent of this Agreement. The Assignors further agree they will, at any time and from time to time after the date hereof, upon the Assignee’s request, execute, acknowledge and deliver or cause to be executed and delivered, all further documents or instruments necessary to effect the transactions contemplated in this Agreement.

8.	Choice of Law. This Agreement shall be governed by, and construed with, the laws of the State of Texas, without giving effect to the conflict of laws provisions thereof.

9.	Schedules. The schedules and exhibits are attached to this Agreement and are incorporated herein.

10.	Headings. The headings and captions contained in this Agreement are for convenience of reference only and will not in any way affect the meaning or interpretation of this Agreement.

11.
Survival. Each party is entitled to rely on the representations and warranties of the other party and all such representations and warranties will be effective regardless of any investigation that the party has undertaken of failed to undertake. The representations and warranties will survive the effective date of this Agreement and continue in full force and effect until six (6) months after the effective date of this Agreement.

12.
No Assignment. No Party may assign any right, benefit or interest in this Agreement without the written consent of the other party, which consent may not be unreasonably withheld.  This Agreement will inure to the benefit of, and be binding upon, the Assignors and the Assignee and their respective successors and assigns.

13.	Amendment. This Agreement may not be amended except by an instrument in writing signed by each of the parties.

14.
Counterparts and Electronic Means. This Agreement may be executed in several counterparts, each of which will be deemed to be an original and all of which will together constitute one and the same instrument. Delivery of an executed copy of this Agreement by electronic facsimile transmission or other means of electronic communication capable of producing a printed copy will be deemed to be execution and delivery of this Agreement as of the day and year first written above.

IN WITNESS WHEREOF the parties hereto have executed this Agreement as of the day and year first above written.

Assignors:	Assignee:

/s/ James M. Askew	Gulf United Energy, Inc.
James M. Askew

/s/ John B. Connally III	By: ______________________
John B. Connally III	Name: ______________________
Title:______________________
/s/ Ernest B. Miller IV
Ernest B. Miller IV

/s/ Rodeo Resources, L.P.
Rodeo Resources, L.P.